Exhibit 99.1

Aquantia Announces Third Quarter 2017 Results

Q3 2017 Revenue up 18.6 percent from Q3 2016

San Jose, Calif. – November 27, 2017 – Aquantia Corp., (NYSE: AQ), a leader in high-speed, Multi-Gigabit Ethernet connectivity solutions, today announced financial results for its third quarter ended September 30, 2017.

Third Quarter 2017 Highlights:

•	Revenue for the three months ended September 30, 2017 of $26.7 million, an increase of 6.2 percent sequentially and 18.6 percent year-over-year;

•	Revenue by market for the three months ended September 30, 2017: Data Center revenue of $14.9 million, Enterprise Infrastructure revenue of $10.8 million, Access revenue of $0.9 million, and Automotive revenue of $0.1 million;

•	Gross margin of 56.5 percent for the three months ended September 30, 2017, compared to 56.6 percent for the three months ended June 30, 2017;

•	Operating loss of $0.9 million for the three months ended September 30, 2017, and non-GAAP operating loss of $0.5 million for the same period; and

•	Net loss per basic share of $0.21 for the three months ended September 30, 2017, and non-GAAP net loss per basic share of $0.19 for the same period.

Third Quarter 2017 Results

Total revenue for the third quarter 2017 was $26.7 million, an increase of 6.2 percent compared to $25.2 million in the prior quarter, and an increase of 18.6 percent compared to $22.5 million in the third quarter 2016. Total revenue by market for the third quarter 2017 consisted of Data Center revenue of $14.9 million, Enterprise Infrastructure revenue of $10.8 million, Access revenue of $0.9 million, and Automotive revenue of $0.1 million. Total revenue by market for the third quarter 2016 consisted of Data Center revenue of $16.5 million and Enterprise Infrastructure revenue of $6.0 million.

Gross profit for the third quarter 2017 was $15.1 million, or 56.5 percent of revenue, compared to $14.3 million, or 56.6 percent of revenue, in the prior quarter, and $13.4 million, or 59.5 percent of revenue, in the third quarter 2016. Operating expenses for the third quarter 2017 were $16.0 million, compared to $14.6 million in the prior quarter and $12.6 million in the third quarter 2016.

Loss from operations was $0.9 million, or 3 percent of revenue, compared to $0.4 million, or 1 percent of revenue, in the prior quarter, and income from operations of $0.9 million, or 4 percent of revenue, in the third quarter 2016. Non-GAAP loss from operations was $0.5 million, or 2 percent of revenue, compared to $40,000 in the prior quarter and Non-GAAP income from operations of $1.1 million, 5% of revenue in the third quarter of 2016.

Third quarter 2017 net loss was $1.0 million, or $0.21 per basic share, compared to second quarter 2017 net loss of $1.3 million, or $0.29 per basic share, and third quarter 2016 net income of $88,000, or $0.00 per diluted share.

Non-GAAP net loss for the third quarter 2017 was $0.9 million, or $0.19 per basic share. This compares to non-GAAP net income of $23,000, or $0.00 per diluted share, for the second quarter 2017 and $0.4 million, or $0.01 per diluted share, for the third quarter 2016.

Cash, cash equivalents and short-term investments totaled $15.4 million as of September 30, 2017, compared to $18.3 million as of June 30, 2017. The Company used $2.9 million in cash for the quarter primarily due to the repayment of debt of $2.8 million. Total debt was $15.8 million as of September 30, 2017, compared to $18.4 million as of June 30, 2017.

“We are very pleased to have completed our initial public offering on November 3rd, raising more than $65 million for the company,” said Faraj Aalaei, Chariman and CEO of Aquantia. “In the third quarter, we delivered record quarterly revenue. We believe this is a testament to our products and that Aquantia’s leadership in ICs for Multi-Gig Ethernet connectivity in multiple markets gives our customers confidence to build their networks on our technology.”

Business Outlook

For the fourth quarter of 2017, the Company expects revenue to be in the range of $26.5 million to $28.0 million, gross margin to be in the range of 56 percent to 58 percent and operating expenses to be in the range of $16.5 million to $17.5 million, which includes stock-based compensation expenses in the range of $0.5 million to $0.6 million.

Non-GAAP Financial Measures

In addition to GAAP reporting, the Company provides non-GAAP financial measures on income (loss) from operations and net income (loss). These non-GAAP financial measures exclude the income statement effects of stock-based compensation expense, amortization of acquired intangibles resulting from business combination, change in fair value of convertible preferred stock warrant liability and collaboration and development expense. The Company believes that these non-GAAP financial measures help analyze the Company’s financial results, establish budgets and operational goals for managing its business and to evaluate performance. The Company also believes that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing Aquantia’s core business and results of operations over multiple periods with other companies in the industry, many of which present similar non-GAAP financial measures to investors. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP.

About Aquantia

Aquantia is a leader in the design, development and marketing of advanced, high-speed communications ICs for Ethernet connectivity in the Data Center, Enterprise Infrastructure and Access markets. Aquantia’s products are designed to cost-effectively deliver leading-edge data speeds for use in the latest generation of communications infrastructure to alleviate network bandwidth bottlenecks caused by the growth of global IP. Aquantia is headquartered in Silicon Valley. For more information, visit www.aquantia.com.

Forward-Looking Statements

Statements in the press release for the third quarter of 2017 regarding the Company, which are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “believe,” “expect,” “may,” “will,” “provide,” “continue,” “could,” and “should,” and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for upcoming quarter, including with respect to any specific projections provided; the Company’s expectations regarding growth opportunities, including data center, enterprise infrastructure, access and automotive market; and the Company’s expectations regarding product adoption. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the Company’s ability to achieve or sustain profitable operations due to its history of losses and accumulated deficit; the Company’s dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments therefrom; the Company’s ability to achieve design wins in competitive selection processes; the Company’s ability to develop new or enhanced products in a timely manner; the size and growth potential of the markets that the Company targets and the Company’s ability to compete therein; market demand for the Company’s products, including by customers of its direct customers; reliance on third parties to manufacture, assemble and test our products as well as their ability to achieve cost and yield improvements; lengthy and expensive qualification processes; product defects; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in regulation and industry standards in the United States and other jurisdictions; and other risks inherent to the fabless semiconductor business. For a discussion of these and other related risks, please refer to the Company’s recent SEC filings which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s expectations.

Public Relations Contact:	Investor Relations Contact:
Diane Vanasse	Deborah Stapleton
408-242-0027	650-815-1239
diane.vanasse@aquantia.com	deb@stapleton.com

AQUANTIA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$26,718	$22,534	$75,525	$63,908
Cost of revenue	11,616	9,127	32,575	25,310

Gross profit	15,102	13,407	42,950	38,598

Operating expenses
Research and development	11,512	9,321	32,456	26,622
Sales and marketing	1,927	1,344	5,383	4,217
General and administrative	2,572	1,891	7,047	5,687

Total operating expenses	16,011	12,556	44,886	36,526

Income (loss) from operations	(909)	851	(1,936)	2,072
Other income (expense)	(69)	(785)	(2,757)	(2,575)

Income (loss) before income tax expenses	(978)	66	(4,693)	(503)
Provision for (benefit from) income taxes	27	(22)	(331)	84

Net income (loss)	$(1,005)	$88	$(4,362)	$(587)

Net income (loss) per share
Basic	$(0.21)	$0.02	$(0.95)	$(0.14)

Diluted	$(0.21)	$0.00	$(0.95)	$(0.14)

Weighted—average shares used in computing net income per share(1):
Basic	4,710	4,405	4,603	4,173

Diluted	4,710	28,368	4,603	4,173

(1)	The number of shares reflects the number prior to the conversion of preferred stocks.

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AQUANTIA CORP.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net income (loss)	$(1,005)	$88	$(4,362)	$(587)
Stock-based compensation expense:
Cost of revenue	12	8	26	23
Research and development	251	153	544	359
Sales and marketing	46	24	110	70
General and administrative	99	72	277	254

Total stock-based compensation expense	408	257	957	706

Amortization of acquired intangibles resulting from business combination	9	9	25	25
Change in fair value of convertible preferred stock warrant liability	(317)	—	1,383	(78)

Non-GAAP net income (loss)	$(905)	$354	$(1,997)	$66

GAAP basic earnings per share	$(0.21)	$0.02	$(0.95)	$(0.14)
Effect of non-GAAP adjustments on basic earnings per share	0.02	0.06	0.51	0.16

Non-GAAP basic earnings per share	$(0.19)	$0.08	$(0.43)	$0.02

GAAP diluted earnings per share	$(0.21)	$0.00	$(0.95)	$(0.14)
Effect of non-GAAP adjustments on diluted earnings per share	0.02	0.01	0.52	0.16

Non-GAAP diluted earnings per share	$(0.19)	$0.01	$(0.43)	$0.02

Weighted—average shares used in computing net income per share(1):
Basic	4,710	4,405	4,603	4,173

Diluted	4,710	28,368	4,603	4,173

(1) The number of shares reflects the number prior to the conversion of preferred stocks.

GAAP Income (loss) from operations	$(909)	$851	$(1,936)	$2,072
Stock-based compensation expense	408	257	957	706
Amortization of acquired intangibles resulting from business combination	9	9	25	25

Non-GAAP income (loss) from operations	$(492)	$1,117	$(954)	$2,803

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AQUANTIA CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$13,529	$28,893
Short-term investments	1,850	—
Accounts receivable, net	12,389	11,495
Inventories	15,673	7,017
Prepaid expenses and other current assets	3,745	1,609

Total current assets	47,186	49,014

Property and equipment, net	8,521	8,122
Acquired intangible assets, net	4,757	5,363
Other assets	4,742	3,210

Total assets	$65,206	$65,709

Liabilities, convertible preferred shares and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,357	$4,757
Accrued liabilities	9,513	6,751
Long-term debt, current portion	10,784	11,238
Bank borrowings—line of credit	5,000	—

Total current liabilities	30,654	22,746

Long-term debt, net	—	6,991
Convertible preferred stock warrant liability	3,530	12,885
Other long-term liabilities	3,118	3,460

Total liabilities	37,302	46,082

Convertible preferred stock	210,269	199,434

Stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in capital	14,289	12,419
Accumulated comprehensive loss	—	—
Accumulated deficit	(196,654)	(192,226)

Total stockholders’ equity (deficit)	(182,365)	(179,807)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$65,206	$65,709